Exhibit 99.2

Sierra Lake Acquisition Corp. Announces Closing of $300 Million Initial Public Offering

Chicago, IL, September 17, 2021 — Sierra Lake Acquisition Corp. (the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering of 30,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $300 million.

The Company’s units commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “SIERU” on September 15, 2021.

The Company is sponsored by the founders of Sierra Lake Sponsor LLC and is led by its Executive Co-Chairmen and Directors, Richard Burke and Kenneth L. Campbell, and a management team led by CEO Charles Alutto, President Scott Daum, Chief Financial Officer and Secretary Robert Ryder, Chief Operating Officer Ross Berner, and board members Brenda Frank, Alex Zoghlin and Ivan Brockman.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target.

Each unit sold in the offering consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the Nasdaq under the symbols “SIER” and “SIERW,” respectively.

Cantor Fitzgerald & Co. served as sole book-running manager of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of warrants, $301,500,000 was placed in the Company’s trust account. An audited balance sheet of the Company as of September 17, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

A registration statement relating to these securities was filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on September 14, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT SIERRA LAKE ACQUISITION CORP.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Charles Alutto

Chief Executive Officer

Tel: (331) 305-4319

Email: calutto@sierralakecorp.com